Exhibit 10.16.1

LONG TERM STANDBY COMMITMENT TO PURCHASE
AMENDMENT NO. 1

This Amendment No. 1 by and between the Federal Agricultural Mortgage Corporation (“Farmer Mac”), a corporation organized and existing under the laws of the United States of America, and Farm Credit Bank of Texas, an institution of the Farm Credit System organized and existing under the laws of the United States of America (“Seller”) to the Long Term Standby Commitment to Purchase No. TM1032 (Full-time Farm) dated as of June 1, 2003 (the “Commitment”) is made and entered into as of the 8th day of December 2006.

WHEREAS, consistent with Farmer Mac’s revised pricing policy, Farmer Mac and Seller wish to provide more granularity in the pricing of the Standby Purchase Commitment Fee for Full-time Farm Loans under the Commitment;

WHEREAS, capitalized terms used but not defined herein have the meanings given to them in the Commitment.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Commitment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Farmer Mac and the Seller agree as follows:

Section 1. The definition of Standby Purchase Commitment Fee in Article I of the Commitment shall read as follows:

“Standby Purchase Commitment Fee: The periodic amount due Farmer Mac from the Seller for this Commitment. Such amount with respect to any Qualified Loan included in the Portfolio prior to November 1, 2006 shall be paid in monthly payments in arrears in an amount equal to 1/12th of [material omitted pursuant to a request for confidential treatment and filed separately with the SEC], times the unpaid principal balance of such Qualified Loan, as reported monthly by the Seller in accordance with Section 4.04.

Effective November 1, 2006, for any Qualified Loan accepted in the Portfolio by Farmer Mac based on the Seller’s classification of the Qualified Loan under the 14-point Uniform Classification System (UCS), such amount with respect to the Qualified Loan shall be paid in monthly payments in arrears in an amount equal to 1/12th of the applicable fee based on the fee guidelines below multiplied by the unpaid principal balance of such Qualified Loan, as reported monthly by the Seller in accordance with Section 4.04.

[material omitted pursuant to a request for confidential treatment and filed separately with the SEC]

The applicable fee for any particular Qualified Loan shall be determined as of the date the Qualified Loan Schedule is delivered to Farmer Mac which lists the particular loan. Notwithstanding the fee guidelines set forth above, the Standby Purchase Commitment Fee with respect to any Qualified Loan identified in Pool TM1032 or any additional Pool added to the Portfolio under this Commitment shall be as agreed upon between the parties and reflected in a Qualified Loan Schedule signed by the parties.

The applicable Standby Purchase Commitment Fee will be increased by 5 basis points for so long as the aggregate unpaid principal balance of the Qualified Loans in the Portfolio is less than $100 million. Once the aggregate unpaid principal balance of the Qualified Loans in the Portfolio equals or exceeds $100 million, this 5 basis point increase shall no longer be applicable, even if the aggregate unpaid principal balance subsequently decreases to below $100 million.

Solely for purposes of this definition of Standby Purchase Commitment Fee, the term “unpaid principal balance of such Qualified Loan” shall mean the unpaid principal balance of such Qualified Loan less any outstanding borrower stock that may be retired and applied to the Qualified Loan, to the extent such outstanding borrower stock is in excess of the minimum amount of such stock required by federal law or regulation, calculated as of the first day of the month prior to the month in which the Standby Purchase Commitment Fee is to be paid.”

Section 2. In Section 4.02(b), delete “December 31, 2006” and insert in lieu thereof “December 31, 2009.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Commitment to be duly executed by their duly authorized officers or representatives as of the date above first written.

Federal Agricultural Mortgage Corporation

By:	/s/ Tom D. Stenson
	Name:	Tom D. Stenson
	Title:	Vice President - Agricultural Finance

Farm Credit Bank of Texas

By:	/s/ Kurt Thomas
	Name:	Kurt Thomas
	Title:	Vice President & Unit Manager
Association Direct Lending Unit